Exhibit 32.1

Section 906 Certification by the Chief Executive Officer and Chief Financial Officer

Each of Stephen J. Schoepfer, Chief Executive Officer, and Stephen J. Schoepfer, Chief Financial Officer, of Carbonics Capital Corporation, a Delaware corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)	This Amendment No. 3 to the Company’s periodic report on Form 10-Q for the period ended March 31, 2012 (“Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q, as amended, fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Stephen J. Schoepfer	/s/ Stephen J. Schoepfer

Name: Stephen J. Schoepfer Title: Chief Executive Officer	Name: Stephen J. Schoepfer Title: Chief Financial Officer

Date: July 11, 2012